 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2018

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

California	001-13111	94-3229046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7999 Gateway Blvd., Suite 300, Newark, California 94560
 (Address of principal executive offices, with zip code)

(510) 744-8000
 (Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement

Effective February 28, 2018, Depomed, Inc., a California corporation (the “Company”), entered into an Office Lease (“Lease”) with Lake Forest Landmark Company LLC, a Delaware limited liability company (the “Landlord”), pursuant to which the Company will lease approximately 31,209 rentable square feet of space (the “Premises”) at 100 S. Saunders Road, in Lake Forest, Illinois (the “Building”).  The Lease will commence on the earlier of the completion of the Company’s initial tenant improvements in the space or July 1, 2018, but no later than August 1, 2018 (the “Lease Commencement Date”), and will continue thereafter for a term of five (5) years and six (6) months.  The Company has the right to renew the term of the Lease for one (1) period of five (5) years, provided that written notice is made to the Landlord no later than twelve (12) months prior to the expiration of the initial term of the Lease.  Prior to the Lease Commencement Date, the Company has the right to use temporary space in the Building containing approximately 6,700 rentable square feet.

The initial annual base rent will be $18.00 per rentable square foot of the Premises and will increase annually by $0.50.  The lease is a triple net lease, with the Company required to pay its pro rata share of real estate taxes and operating expenses.  However, the Company’s obligation to pay rent will be abated during the first six (6) months of the term of the Lease.  The Landlord will make available to the Company a tenant improvement allowance of $28.00 per square rentable square foot of the Premises, which the Company may use towards the initial build-out of the Premises or apply to the payment of rent.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the text of Lease, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending March 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.
Date: March 2, 2018
/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel